QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10(o)

AMENDMENT
TO
RETENTION AGREEMENT

        This AMENDMENT, dated as of March 21, 2003, is entered into between            ("Executive") and Playtex Products, Inc. (the "Company").

        WHEREAS, the Executive and the Company entered into the Retention Agreement, dated as of                        , (the "Agreement") which provides the Executive with certain severance benefits if Executive's employment with the Company is terminated prior to or following a change in control of the Company; and

        WHEREAS, in light of the prohibition of loans to executive officers of a public company under the Sarbanes-Oxley Act of 2002 (the "Act") and the uncertainty of the types of loans prohibited by the Act, the Company and the Executive desire to amend the Agreement to eliminate the provision in the Agreement relating to the treatment as a loan of the overpayment or underpayment of amounts due to the uncertainty of the application of the excise tax provisions of section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code") in the event amounts payable to the Executive under the Agreements on account of a change of control are determined to be a parachute payment, within the meaning of section 280G(b)(2) of the Code.

        NOW, THEREFORE, the Company and Executive hereby agree as follows:

        1.    The last sentence of Section 5 of the Agreement shall be deleted in its entirety.

        2.    The modification made by this Amendment is not intended and shall not be read as modifying the limitation on payments embodied by Section 5 of the Agreement or the ability of the Company to enforce such limitation.

        3.    Except as modified by this Amendment, the Agreement shall remain in full force and effect and remain unchanged.

        IN WITNESS WHEREOF, the Company and the Executive have duly executed this Amendment this twenty first day of March, 2003.

PLAYTEX PRODUCTS, INC.
BY:	/s/ MICHAEL R. GALLAGHER Chief Executive Officer

QuickLinks

AMENDMENT TO RETENTION AGREEMENT